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                                                                    EXHIBIT 12.2

                              CROWN COMMUNICATIONS

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

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                                                                      SIX MONTHS
                                                                        ENDED
                                                                       JUNE 30,
                                                                         1997
                                                                      ----------
Computation of Earnings:
  Income before income taxes.........................................   $4,741
  Add: Fixed charges (as computed below).............................    1,024
                                                                        ------
                                                                        $5,765
                                                                        ======
Computation of Fixed Charges:
  Interest expense...................................................   $  774
  Interest component of operating lease expense......................      250
                                                                        ------
                                                                        $1,024
                                                                        ======
Ratio of Earnings to Fixed Charges...................................     5.63x
                                                                        ======
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